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                                                                    Exhibit 23.3

[KPMG LOGO]

          CITYPLACE II
          HARTFORD, CT 06103-4103







The Board of Directors
MacDermid, Incorporated;


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in our prospectus.


                                    /s/ KPMG LLP

                                    KPMG LLP


Hartford, Connecticut
August 30, 1999